Exhibit 6.14

ADDENDUM TO THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF 2942 Blount St Project, LLC

We, the members of 2942 Blount St Project, LLC, hereby resolve and confirm that this FIRST AMENDMENT AND ADDENDUM TO THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF 2942 Blount St Project, LLC, effective upon closing of LOAN AGREEMENT # 02942 (“Amendment”), amends and adds to the “Georgia” limited liability company’s operating agreement, initially entered into on 10/13/22 and including any and all amendments and additions thereto executed prior to this Amendment (collectively the “Operating Agreement”).

●	AMENDMENTS AND ADDITIONS. The changes and additional terms to the Operating Agreement are as follows:

●	All references to member names, their capital contribution, and their company interest and ownership in the Operating Agreement are amended according to the “Amended Membership Composition, Capital Contributions, And Units” attached hereto. All new members understand and agree to be bound by all terms and provisions of the Operating Agreement of 2942 Blount St Project, LLC and all amendments and additions thereof. All new members accept the terms and conditions of their admission agreement, if one exists.

●	All references to previous manager names in the Operating Agreement are deleted and replaced with the following manager names. The persons listed below are the exclusive managers of 2942 Blount St Project, LLC, located at 400 Plymouth Pl, Suite 1407, Somerset, NJ, 08873.

●	United Home Relief - Arthur Morrison III, Managing Member

●	Tulsa Real Estate Fund, LLC, Member

●	All other provisions of the Operating Agreement will remain in effect, and all the foregoing amendments and additions are incorporated in the Operating Agreement.

●	ENTIRE AGREEMENT. Each party expressly acknowledges and agrees that it has not made and is not relying on any warranties, representations, promises, or statements, except to the extent that they are expressly set forth in the Operating Agreement or this Amendment. It is understood and agreed that all understandings and agreements of the parties are merged into the Operating Agreement, as modified by this Amendment, which alone fully and completely expresses the parties’ agreement.

●	INCONSISTENT TERMS. Any terms in the Operating Agreement that are inconsistent or conflict with the terms of this Amendment will be null and void, with the terms of this Amendment controlling and prevailing in all instances.

●	SEVERABILITY. If any provision of this Amendment or the application thereof is held to be invalid or unenforceable for any reason and to any extent, that provision will be considered removed from this Amendment; however, the remaining provisions will continue to be valid and enforceable according to the intentions of the parties and to the maximum extent permitted by law. If it is held that any provision of this Amendment is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision will be deemed to be written, construed, and enforced as so limited.

●	COUNTERPARTS; ELECTRONIC SIGNATURE. This Amendment may be executed in counterparts, including by facsimile, email, or other electronic delivery, each an original but all considered part of one Amendment. Electronic signatures placed upon counterparts of this Amendment by a party or their approved agent will be considered valid representations of that party’s signature.

AMENDED MEMBERSHIP COMPOSITION, CAPITAL CONTRIBUTIONS, AND UNITS

Member Name	Capital Contribution	Capital Value	Units	Company Interest
United Home Relief, LLC		$0.00		50%
Tulsa Real Estate Fund		$125,000		50%

The 50% interest in 2942 Blount St Project, LLC is in exchange for the loan of $125,000 from Tulsa Real Estate Fund for a temporary period. Upon the repayment of the loan and all interest, charges & fees, the interest will revert back to the Managing Member.

Upon default of any terms of the loan agreement, from that point forward, any and all future revenues generated by 2942 Blount ST Project, LLC will first go towards paying down the remaining balance of the loan. A record of the payments shall be maintained by 2942 Blount St Project, LLC.

Tulsa Real Estate Fund, as a member of 2942 Blount St Project, LLC shall have access to all company financials, records, agreements, accounts, etc. Access to requested documents will be shared and/or provided by NAME, LLC within 24 hours of the initial request.

MEMBER SIGNATURE

By signing this Member Signature Page, the undersigned members hereby execute the First Amendment and Addendum to the Limited Liability Company Operating Agreement of 2942 Blount St Project, LLC, effective upon closing of LOAN AGREEMENT # 02942 and understand and agree to be bound by all terms and provisions thereof. The undersigned appoint each Manager designated by the Amendment as its lawful attorney-in-fact with only such limited powers as set forth in the company’s Operating Agreement. The Manager(s) is/are authorized to attach this Member Signature Page to the company’s Operating Agreement.

IN WITNESS WHEREOF, the undersigned members hereby execute the Amendment effective as of the date set forth herein by executing this Member Signature Page, as of the date written below.

Signed:	/s/ United Home Relief, LLC	Dated:	11/18/22
United Home Relief, LLC
Arthur Morrison III
2942 Blount St Project, LLC

Address: 400 Plymouth Pl Suite 1407
Somerset NJ 08873

Signed:	/s/ Tulsa Real Estate Fund	Dated:	11/18/22
Tulsa Real Estate Fund

Address: 3015 RN Martin St
East Point, GA 30344

MANAGING MEMBER SIGNATURE

By signing this Manager Signature Page, the undersigned managers hereby execute this First Amendment and Addendum to the Limited Liability Company Operating Agreement of 2942 Blount St Project, LLC, effective as of upon closing of LOAN AGREEMENT # 02942 on behalf of 2942 Blount St Project, LLC and understand and agree to be bound by all terms and provisions thereof.

IN WITNESS WHEREOF, the undersigned managing member hereby executes this Amendment, certifying that the Parties hereto have executed the Amendment in multiple counterparts, each of which taken together constitutes one instrument, as of the date written below.

Signed:	/s/ United Home Relief, LLC	Dated:	11/18/22
United Home Relief LLC - Arthur Morrison III,

Managing Member

Address: 400 Plymouth Pl, Suite 1407
Somerset NJ 08873

Title	Blount OA Addendum
File name	TREF 2942 Blount ...solution.docx.pdf
Document ID	d4bd99bc315cc5059fe16a2c174ce6fc02150ae8
Audit trail date format	MM / DD / YYYY
Status	● Signed

Document History

11 / 18 / 2022 16:15:54 UTC	Sent for signature to Jay Morrison (jay@tulsarealestatefund.com) from hello@caitmccready.com IP: 71.44.217.115

11 / 18 / 2022 16:41:18 UTC	Viewed by Jay Morrison (jay@tulsarealestatefund.com) IP: 174.211.105.66

11 / 18 / 2022 16:41:37 UTC	Signed by Jay Morrison (jay@tulsarealestatefund.com) IP: 174.211.105.66

11 / 18 / 2022 16:41:37 UTC	The document has been completed.

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